Exhibit 10.49

Execution Version

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of December 21, 2021 by and among FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“FS CREIT”), and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance Holdings” and together with FS CREIT, each individually referred to hereinafter as a “Borrower” and collectively as the “Borrowers”), the Lenders (as defined below) party hereto, and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, the Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Agent, entered into that certain Loan and Security Agreement, dated as of August 22, 2019 (the “Loan Agreement”, as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 4, 2019, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of March 23, 2020, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of December 23, 2020, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of June 7, 2021 and as the same may be further amended, modified, supplemented or restated from time to time);

WHEREAS, the Borrowers have requested that the Lenders and the Agent amend the Loan Agreement as more specifically set forth herein;

WHEREAS, the Agent and the Lenders have agreed to amend the Loan Agreement as set forth in this Amendment and the other parties hereto have agreed to join in the execution of this Amendment in their respective capacities, on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	Definitions. For the purposes of this Amendment, unless otherwise expressly defined, the terms used herein shall have the respective meanings assigned to them in the Loan Agreement.

2.	Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section

3	below, the Loan Agreement (as in effect prior to this Amendment) is hereby amended as follows:

(a) Section 6.14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.14 Net Asset Value. In the case of FS CREIT, fail to maintain a Net Asset Value greater than or equal to $350,000,000 at any time.”

(b) Section 6.15 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“6.15 Debt to Asset Ratio. Permit the Debt to Asset Ratio to be greater than 3.50:1.00 at any time. As used herein, “Debt to Asset Ratio” means the result of (a) all Debt of the Borrowers and each of their respective Subsidiaries (including, without limitation, any Subsidiary Financing) to (b) the Net Asset Value.”

3. Conditions Precedent. This Amendment shall become effective upon satisfaction (or waiver in writing by the Lenders party hereto) of the following conditions (in each case, in form and substance acceptable to the Agent in its sole discretion) (the date on which the following conditions are satisfied or waived in writing by the Lenders party hereto, the “Amendment Effective Date”):

(i) The Agent shall have received a copy of this Amendment executed and delivered by each Borrower, the Lenders party hereto and the Agent.

(ii) The Agent shall have received a certificate of a Responsible Officer of each Borrower (i) attesting to the written consent of the board of directors or similar governing body of such Borrower authorizing the execution, delivery, and performance of this Amendment, and (ii) certifying that, as of the date hereof, the following documents delivered to the Agent on the Closing Date remain true and correct without amendment thereto: (A) the incumbency certificate, (B) the certificate of incorporation of FS CREIT and Charter, (C) the certificate of formation of Finance Holdings, (D) the Bylaws of FS CREIT and (E) the operating agreement of Financing Holdings.

(iii) No Unmatured Event of Default or Event of Default shall have occurred or be continuing or would be caused by the consummation of the transactions contemplated by this Amendment.

(v) The Agent shall have received full payment of all of the out-of-pocket fees, costs, and expenses of Agent (including the reasonable and documented fees and expenses of Agent’s counsel) incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 10.7 of the Loan Agreement).

(vi) The representations and warranties contained in Section 4 below shall be true and correct as of the date hereof.

(vii) No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could reasonably be expected to have, in the reasonable opinion of Agent, a Material Adverse Effect.

(viii) No event shall have occurred or shall be pending or overtly threatened that could reasonably be expected to have a Material Adverse Effect upon the Borrowers.

4. Representations and Warranties. Each Borrower represents and warrants to Agent and each Lender as follows:

(i) Each has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby;

(ii) All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment and to perform its obligations under the Loan Agreement as amended hereby, have been taken and/or received;

(iii) This Amendment and the Loan Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(iv) The execution, delivery and performance of this Amendment, and the performance of its obligations under the Loan Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal (including the Exchange Act), state, local or other law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on it, (b) any order of any Governmental Authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral;

(v) The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects without duplication of any materiality qualifier contained therein on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(vi) No event has occurred and is continuing which constitutes an Unmatured Event of Default or an Event of Default; and

(vii) The Loan Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Agreement and prior to all Liens other than Permitted Liens.

5. Reaffirmation of Obligations. Each Borrower hereby ratifies the Loan Agreement (including any security interests granted thereunder) and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement (as amended hereby) and each other Loan Documents and (b) that it is responsible for the observance and full performance of its Obligations. Each Borrower acknowledges receipt of a copy of this Amendment. Each Borrower hereby consents to this Amendment and reaffirms the other Loan Documents and acknowledges that the execution and delivery of this Amendment shall have no effect on any Borrower’s obligations under the Loan Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of each Borrower and are hereby reaffirmed.

6. Binding Effect; Confirmation of Obligations. Except as modified by this Amendment, the Loan Agreement (as in effect prior to this Amendment) and the other Loan Documents remain unmodified and in full force and effect. The provisions of the Loan Documents, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

8. Further Assurances. Each Borrower agrees to promptly take such action, upon the reasonable request of the Agent, as is necessary to carry out the intent of this Amendment and the Loan Agreement.

9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

11. Severability. The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment

12. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.8 and 12.9 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

FS CREDIT REAL ESTATE INCOME TRUST, INC.

	By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

FS CREIT FINANCE HOLDINGS LLC

By:	FS Credit Real Estate Income Trust, Inc.,
its sole member

	By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Fifth Amendment to Loan Agreement]

CITY NATIONAL BANK, a national banking association, as Agent and as a Lender

By:	/s/ Adam Strauss
Name: Adam Strauss
Title: Senior Vice President

WOODFOREST NATIONAL BANK, as Lender

By:	/s/ Maya Mylavarapu
Name: Maya Mylavarapu
Title: Vice President

[Fifth Amendment to Loan Agreement]